U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2005

COMMISSION FILE NUMBER: 333-87968

KNIGHT FULLER, INC.

_________________________________________

(Exact name of registrant as specified in its charter)

                  Delaware

45-0476087

___________________________

_______________________

(State or jurisdiction of incorporation

 (I.R.S. Employer I.D. No.)

 or organization

8260 E. Raintree Drive, Main Lobby

Scottsdale, AZ

85260

--------------------------------------------

-------------------------------

(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number: 408-296-5287

________________________________________________

(Former name or former address, if changed since last report)

Section 4-Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

The registrant has changed its independent accountant.  The new independent accountant is: Stark Winter Schenkein & Co., LLP, 7535 East Hampden Avenue, Suite 109, Denver, Colorado 80231.  The independent accountant’s report on the financial statements for the Registrant over the past two years has not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for the fact that the accountant, in his report for the past two fiscal years has included an opinion that, due to the Registrant’s operating losses, there is doubt about the Registrant’s ability to continue as a going concern.

During the two most recent fiscal years and the interim period preceding the resignation, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with the reports.

On March 4, 2005, the Registrant received a letter from its former independent accountant, stating agreement with the statements made by the Registrant with respect to his resignation. The letter is filed as an exhibit to this amended report.

Item 9-Financial Statements and Exhibits

c) Exhibits

Exhibit 16.3  Letter on Change of Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2005

Knight Fuller, Inc.

/s/ Stephen Hallock

_ _____________________________

By: Stephen Hallock, Secretary/Director

Exhibit 16.3

Cordovano and Honeck LLP

Denver, Colorado

Securities and Exchange Commission

450 5th Street, NW

Washington, DC  20549

Gentlemen:

We have read and agreed with the comments in Item 4.01 of Form 8-K of Knight Fuller, Inc. dated March 4, 2005.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP

Denver Colorado

March 4, 2005

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